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EXHIBIT 21.1

                                QUIKSILVER, INC.

                     NAMES AND JURISDICTIONS OF SUBSIDIARIES

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
Subsidiary Name                                                    Jurisdiction
---------------                                                    ------------
QS Retail, Inc.                                                      California
Mervin Manufacturing, Inc.                                           California
Mt. Waimea, Inc.                                                     California
Quiksilver Wetsuits, Inc.                                            California
Hawk Designs, Inc.                                                   California
Fidra, Inc.                                                          California
Quiksilver Australia Pty Ltd                                          Australia
Quiksilver International Pty Ltd                                      Australia
Pavilion Productions Pty Ltd                                          Australia
NaPali Europe, SAS                                                       France
Na Pali, SARL                                                            France
Gotcha Europe, SA                                                        France
Kokolo SARL                                                              France
Emerald Coast Europe, Eurl                                               France
Infoborn SARL                                                            France
Cariboo, Eurl                                                            France
Andaya, SARL                                                             France
Lanai Ltd.                                                       United Kingdom
Gen X Publishing Ltd.                                            United Kingdom
Molokai Ltd.                                                     United Kingdom
Emerald Coast Ltd.                                               United Kingdom
Kauai GmbH                                                              Germany
Makaha GmbH                                                             Germany
Quiksilver Europa, SL                                                     Spain
Sumbawa SL                                                                Spain
Bakio SL                                                                  Spain
Haapiti, SRL                                                              Italy
Pukalani BV                                                         Netherlands
Tuvalu BV                                                           Netherlands
Namotu Ltd.                                                             Ireland
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